SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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SunGard Data Systems Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant

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Su	nGard (610) 341-8700 Tel
128	5 Drummers Lane (610) 341-8851 Fax
Wa	yne, PA 19087-1586
April 18, 2002

Dear Stockholder:

You recently received proxy materials in connection with SunGard Data System Inc.’s 2002 Annual Meeting of Stockholders, which will be held on Friday, May 10, 2002, beginning at 9:00 a.m., at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania. Unfortunately, the incorrect return postage-paid envelope was enclosed in your package. If you have not yet voted by Internet or telephone and if you now wish to return your signed and completed proxy card by mail, we are enclosing the correct return postage-paid envelope and, for your convenience, another proxy card.

Your participation in SunGard’s affairs is important. If you have not done so already, please vote your shares by telephone, Internet or mail as soon as possible by following the instructions on the enclosed proxy card. If you already have voted, the enclosed materials can be discarded.

Sincerely,

Lawrence A. Gross
Senior Vice President—Legal
and General Counsel

SUNGARD®                                                                                            www.sungard.com